UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 1, 2008

Bovie Medical Corporation
(Exact name of registrant as specified in its
charter)

Delaware	1-31885	11-2644611
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

734 Walt Whitman Road, Melville, New York   11747
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐ Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

☐ Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

ITEM: 8.01	OTHER EVENTS

On May 1, 2008, Bovie Medical Corporation (“Bovie”) announced the acquisition of certain technology, patents and assets from Boston Scientific Corp. The acquired technology patents and assets related to the use of conductive sintered steel as an electrode for radio frequency (RF) cutting and coagulation, intended to lower blood loss, quicken procedure times and provide cost savings for hospitals.

On May 5, 2008, Bovie Medical announced a CE Mark for its modular Ergonomic Instruments (MEG laparoscopic line to be marketed throughout the European Union. The line’s patent pending modular forceps have been designed to provide added comfort while reducing per-procedure costs through the reduction of inventory and obsolescence. The proprietary instruments offer a simpler assembly process for laparoscopic procedures.

ITEM: 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	None

(b)	Exhibits

(i)	Announcement dated May 1, 2008

(ii)	Announcement dated May 5, 2008

Bovie Medical Corporation

By: /S/ Andrew Makrides
Andrew Makrides, President